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                                                                    Exhibit 23.3


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Orius Corp.
West Palm Beach, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on the pre-effective Amendment No. 4 to Form S-1 of Orius Corp. of our report dated December 22, 1998, (except for Note 10, which date is February 26, 1999) relating to the financial statements of Network Cabling Services, Inc., which is contained in that Prospectus.

We also consent to the reference of us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
--------------------------
BDO Seidman, LLP


Houston, Texas
August 17, 1999